UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2013

Nordson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	0-7977	34-0590250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

28601 Clemens Road, Westlake, Ohio		44145
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-892-1580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 30, 2013, Nordson Corporation ("Nordson") completed the previously announced acquisition of all of the capital stock of Kreyenborg GmbH ("Kreyenborg"), and BKG Bruckmann & Kreyenborg Granuliertechnik ("BKG"), both with registered offices in Münster, Westphalia, Federal Republic of Germany (Kreyenborg and BKG together, the "Target Companies"), and certain assets used exclusively in the business of the Target Companies pursuant to the terms of the Sale and Purchase Agreement (the "Purchase Agreement") with Kreyenborg Verwaltungen und Beteiligungen GmbH & Co. KG and Kreyenborg Verwaltungs-GmbH, both with registered offices in Münster, Westphalia, Federal Republic of Germany, and Mr. Jan-Udo Kreyenborg.

Pursuant to the Purchase Agreement, Nordson acquired the Target Companies and certain assets on a cash-free and debt-free basis for an aggregate purchase price of €135 million, subject to certain adjustments, including adjustments for the indebtedness and cash balances of the Target Companies, in each case measured at December 31, 2012 (the "Purchase Price"). Nordson funded the Purchase Price with borrowings under a credit facility with The Bank of Tokyo-Mitsubishi UFJ, LTD, and cash on hand.

The Target Companies provide screen changers, pumps and valves for extrusion processes, and pelletizers for polymer compounding, recycling and related processes.

A copy of the press release, dated September 3, 2013, announcing the completion of the acquisition of the Target Companies is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release of Nordson Corporation dated September 3, 2013.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nordson Corporation

September 3, 2013	By:	Robert E. Veillette

Name: Robert E. Veillette
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Nordson Corporation dated September 3, 2013